UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 300 Park Center I
6100 Oak Tree Boulevard
Independence, Ohio 44131
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On February 26, 2016, GrafTech International Ltd. (the "Company") issued a press release. A copy of this press release is furnished herewith as exhibit 99.1. Such press release shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
On February 26, 2016, the Company also issued a press release announcing that it plans to realign its two business segments. Refractory products will be included in the Engineered Solutions business segment and Advanced materials products will now be a component in each business unit where these products are produced. The company also announced that it has initiated a strategic review of its Engineered Solutions business segment. There can be no assurance that the review of strategic alternatives will result in a transaction. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits.

99.1	Press release of GrafTech International Ltd., dated February 26, 2016
99.2	Press release of GrafTech International Ltd., dated February 26, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	February 26, 2016	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated February 26, 2016
99.2	Press release of GrafTech International Ltd., dated February 26, 2016